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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of National Computer Systems, Inc. of our report dated March 16, 1994, included in the 1993 Annual Report to Stockholders of National Computer Systems, Inc.

    Our audits also included the consolidated financial statement schedules listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedules, referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

    We also consent to the incorporation by reference in Post Effective Amendment Number 2 to Registration Statement Number 2-80386 on Form S-8 (1982 Employee Stock Option Plan), Post Effective Amendment Number 1 to Registration Statement Number 2-96965 on Form S-8 (1984 Employee Stock Option Plan), Registration Statement Number 33-9830 on Form S-3 (Selling Shareholder), Registration Statement Number 33-21511 on Form S-8 (1986 Employee Stock Option
Plan), Registration Statement Number 33-48509 on Form S-8 (1990 Employee Stock Option Plan), Registration Statement Number 33-48510 on Form S-8 (1992 Employee Stock Purchase Plan) and Registration Statement Number 33-68854 on Form S-8 (option held by former director) of our report dated March 16, 1994 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the consolidated financial statement schedules included in this Annual Report (Form 10-K) of National Computer Systems, Inc.

                                          /s/ ERNST & YOUNG
Minneapolis, Minnesota
April 26, 1994

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